UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007

CIRCUIT RESEARCH LABS, INC.
(Exact name of registrant as specified in its charter)

Arizona	1-11353	86-0344671

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7970 South Kyrene Road
Tempe, Arizona, 85284
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (480) 403-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Item 5.02(d) – Election of Director
     On July 11, 2007, Roger Sales was elected by the Board of Directors to fill a vacancy on the Board of Circuit Research Labs, Inc. (the “Company”). The vacancy was created when the Board increased the number of directors comprising the Board, as authorized by the Company’s bylaws. Mr. Sales was elected to serve until the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified. He was elected to serve on the Audit Committee of the Board. From 1997 to 2006, Mr. Sales was the Group Finance Director of the Professional Division of Harman International Industries, Incorporated (“Harman”). Harman owns 1,638,457 shares of our common stock, or approximately 18.9% of our common shares outstanding. There are no arrangements or understandings between the Company and Harman (or between the Company and any third person) pertaining to the election of Mr. Sales. Mr. Sales retired as an employee of Harman during 2006.
     Item 5.02(e) – Compensatory Arrangements of Certain Officers
     On June 26, 2007, the Company executed an employment agreement with C. Jayson Brentlinger, the Company’s President and Chief Executive Officer. The agreement was approved by the Board of Directors on June 28, 2007. The agreement is intended to be effective retroactive to May 30, 2005. Pursuant to the employment agreement, Mr. Brentlinger serves as President and Chief Executive Officer during the term of the agreement. The agreement has a stated termination date of April 30, 2011, and thereafter will continue until either party gives 90 days’ notice of termination. The Company may terminate the agreement immediately for “Cause” (as defined in the agreement), whereupon the employee would be entitled to receive only compensation earned through the date of termination. If the Company terminates the agreement without Cause (other than upon death or disability of the employee), the Company will be required to pay the employee all compensation and benefits that would have become due during the remaining scheduled term (i.e., through April 30, 2007). Under the employment agreement, Mr. Brentlinger will be paid a base salary per year of not less than $185,505.84, shall receive medical, dental and vision insurance (and life and disability insurance, if provided to all employees). The Company is also required to reimburse him for all reasonable out-of-pocket expenses in fulfilling his duties, and the Board approved up to $100,000 per year of non-documented travel and other expenses. A copy of the employment agreement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

99.1	Employment Agreement [entered into June 26, 2007 and] made effective as of May 30, 2005 by and between Circuit Research Labs, Inc. and C. Jayson Brentlinger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.
Date: July 13, 2007	By: /s/ Robert McMartin
	Name:	Robert McMartin
	Title:	Executive Vice President and CFO